UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

2050 Motors, Inc. was served notice on November 1, 2019 through its registered agent in California of a civil lawsuit filed by Auctus Fund, LLC demanding $283,000.00 in principal, interest and penalties related to a loan provided to the Company by Auctus on January 6, 2017 in the amount of $78,750.00. The Company believes the plaintiff has recovered the original loan amount and substantial interest through thirteen (13) conversions of principal, interest and penalties over the course of the past 24-30 months. Management has replied to the plaintiff’s lawyer through electronic correspondence and will provide additional updates to investors when and if they become available. There can be no assurances that the lawsuit can or will be settled amicably.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Auctus Fund, LLC Civil Lawsuit – October 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: November 12, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer